SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 2, 1999
                                                        -----------------

                           LEVCOR INTERNATIONAL, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       811-3584                                          06-0842701
       ------------------------------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)

                 1071 Avenue of the Americas, New York, NY 10018
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (203) 264-7428
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 2, 1999, Levcor International, Inc. (the "Registrant") entered into an Asset Purchase Agreement, dated September 2, 1999 (the "Purchase Agreement"), with Andrex Industries Corp. ("Andrex"), a New York corporation, pursuant to which the Registrant purchased (1) Andrex's inventory (the "Inventory"); (2) Andrex's machinery and equipment (the "Machinery and Equipment"); (3) Andrex's furniture, fixtures and supplies located at 1071 Avenue of the Americas, New York, New York 10018; (4) Andrex's sales orders; and
(5) Andrex's trade name "Andrex Knits". The Registrant plans to sell the Machinery and Equipment.

      The purchase price comprised: (1) cash in the amount of $660,000; (2) a promissory note ("Promissory Note 1"), in the principal amount of $282,450; and
(3) a promissory note ("Promissory Note 2"), in the principal amount equal to the book value as of July 1, 1999 of the Inventory transferred to the Registrant, which promissory note is to be delivered to Andrex promptly following the valuation of the Inventory. Promissory Note 1 and Promissory Note 2 will both bear interest at 6% per annum.

      When Levcor files an Amended Form 8-K with the required financial statements it expects to have completed the valuation of the Inventory and determined the principal amount of Promissory Note 2 and such amount shall be disclosed in the Amended Form 8-K filing.

      Andrex is a converter of knit fabrics for the apparel industry.

      The acquisition was approved by the Registrant's Board of Directors on August 31, 1999.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial Statements of Andrex Industries Corp. (to be filed by Amendment).

      (b)   Pro Forma Financial Information (to be filed by Amendment).

      (c)   Exhibits:

            1. Asset Purchase Agreement, dated September 2, 1999, between Andrex and the Registrant. (Schedules and Exhibits have been omitted).

            2.    Press Release, dated September 7, 1999.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEVCOR INTERNATIONAL, INC.


                                    By: Robert A. Levinson
                                        -----------------------------
                                        Name:  Robert A. Levinson
                                        Title: Chairman of the Board,
                                               President and Secretary

Date: September 10, 1999


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